UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 24, 2013

Naked Brand Group Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52381	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 – 34346 Manufacturers Way, Abbotsford, BC V2S 7M1
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 877.592.4767

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 14, 2013, we entered into an Agency and Interlender Agreement dated November 14, 2013 (the “Agency Agreement”) with Kalamalka Partners Ltd. (“Kalamalka”) and certain lenders, as provided for in the Agency Agreement (the “Lenders”), on whose behalf Kalamalka acted as Agent, whereby we agreed to borrow up to $300,000 (the “Loan”) from the certain Lenders from time to time (the “Loan”), and have made two drawdowns totalling $200,000 under the Loan.

On December 24, 2013, we drew down a third tranche of $75,000 under the Loan in accordance with the terms of the Agency Agreement. In connection with the closing of the third tranche of the Loan, we issued: (i) one convertible promissory note (the “Note”) in the aggregate principal amount of $75,000 and (ii) 75,000 share purchase warrants (each, a “Lender Warrant”). Each Lender Warrant is exercisable into one share of our common stock (each, a “Share”) at a price of $0.10 per Share until December 24, 2016.

The Note is due on January 31, 2014 (the “Due Date”) and bears interest at the rate of 12% per annum, calculated daily and payable on the Due Date. The principal amount outstanding under the Note, and all accrued but unpaid interest thereon, may be converted into Shares at a price of $0.25 per Share at any time at the option of the respective Lender. Repayment of the Notes is secured by general security agreements dated November 14, 2013, as amended and restated, made by each of our company and our wholly owned subsidiary, Naked Inc., in favour of Kalamalka, as agent for the Lenders.

As consideration for facilitating the second tranche of the Loan, the Company issued an aggregate of 112,500 warrants to Kalamalka, and an aggregate of 40,000 warrants to certain Lenders (collectively, the “Additional Warrants”), each of which is exercisable into one Share at a price of $0.10 per Share until December 24, 2016.

We issued the Note and the Lender Warrants to one Lender, who is an accredited US investor relying on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

We issued the Additional Warrants to six warrant holders, all of which are non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above related to the creation of a direct financial obligation is responsive to this Item 2.03 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above related to the unregistered sales of equity securities is responsive to this Item 3.02 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Agency and Interlender Agreement dated November 14, 2013 (incorporated by reference from our Current Report on Form 8-K, filed with the SEC on November 19, 2013)

10.2	Amended and Restated Security Agreement dated November 14, 2013 (incorporated by reference from our Current Report on Form 8-K, filed with the SEC on November 19, 2013)

10.3	Form of Subscription Agreement for Convertible Notes and Warrants

10.4	Form of Warrant Issuance Agreement (incorporated by reference from our Current Report on Form 8-K, filed with the SEC on November 19, 2013)

10.5	Form of Warrant Certificate (incorporated by reference from our Current Report on Form 8-K, filed with the SEC on November 19, 2013)

99.1	News Release of December 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.

/s/ Joel Primus
Name:	Joel Primus
President and Chief Executive Officer

Date: December 31, 2013